                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is dated as of July 31, 1996, by and among Eldorado Resorts LLC, a Nevada limited-liability company (the "Company"), and Eldorado Capital Corp., a Nevada corporation ("Capital" and, together with the Company, the "Issuers"), and each of Bear, Stearns & Co. Inc., Wasserstein Perella Securities, Inc. and BA Securities, Inc. (the "Initial Purchasers").

          This Agreement is entered into in connection with the Purchase Agreement, dated as of July 25, 1996, between the Issuers and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Issuers to the Initial Purchasers of $100,000,000 aggregate principal amount of the Issuers' 10 1/2% Senior Subordinated Notes due 2006 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchasers and their respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

          The parties hereby agree as follows:

1.   Definitions
     -----------

          As used in this Agreement, the following terms shall have the following meanings:

          Additional Interest:  See Section 4.
          -------------------

          Advice:  See Section 5.
          ------

          Affiliates:  Of any specified Person means any other Person directly
          ----------
or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that
                                                           --------
Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          Applicable Period:  See Section 2.
          -----------------

          Broker-Dealer:  Any broker or dealer registered under the Exchange
          -------------
Act.

          Business Day:  Any day other than a Saturday, or Sunday or a day on
          ------------
which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

          Closing Date:  The Closing Date as defined in the
          ------------
Purchase Agreement.

          Company:  See the introductory paragraph to this Agreement.
          -------

          Effectiveness Date:  The 180th day after the Closing Date.
          ------------------

          Event Date:  See Section 4.
          ----------

          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations of the SEC promulgated thereunder.

          Exchange Notes:  Debt securities of the Issuers, which are
          --------------
substantially identical to the Notes (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA, except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legends thereon.

          Exchange Offer:  See Section 2.
          --------------

          Exchange Registration Statement:  See Section 2.
          -------------------------------

          Exchange Notes:  See Section 2.
          --------------

          Filing Date:  The 45th day after the Closing Date.
          -----------

          Holder:  Any holder of Registrable Notes.
          ------

          Indenture:  The Indenture, dated as of July 31, 1996, between the
          ---------
Issuers and Fleet National Bank, a national banking association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers:  See the introductory paragraph to this Agreement.
          ------------------

          Initial Shelf Registration:  See Section 3.
          --------------------------

          Liquidated Damages:  See Section 4.
          ------------------

          Notes:  See the introductory paragraphs to this Agreement.
          -----

          Participating Broker-Dealers:  See Section 2.
          ----------------------------

          Person:  An individual, trustee, limited-liability company,
          ------
corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Private Exchange:  See Section 2.
          ----------------

          Private Exchange Notes:  See Section 2.
          ----------------------

          Prospectus:  The prospectus included in any Registration Statement
          ----------
(including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registrable Notes:  Each Note upon original issuance of the Notes and
          -----------------
at all times subsequent thereto and, if issued, each Private Exchange Note,

until in the case of each such Note or each such Private Exchange Note, as the
- -----
case may be, (i) either (a) the Note is exchanged in the Exchange Offer and the Exchange Note can be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, or
(b) the Note is exchanged in the Private Exchange and the Private Exchange Note is sold to a purchaser who receives from the Holder thereof on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Registration Statement, (ii) a Shelf Registration Statement covering such Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, or
(iii) such Note or such Private Exchange Note, as the case may be, is sold to the public in compliance with Rule 144.

          Registration Statement:  Any registration statement of the Issuers,
          ----------------------
including but not limited to the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144:  Rule 144 under the Securities Act, as such Rule may be
          --------
amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A:  Rule 144A under the Securities Act, as such Rule may be
          ---------
amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act if made in compliance with such rule.

          Rule 415:  Rule 415 under the Securities Act, as such Rule may be
          --------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities Act:  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations of the SEC promulgated thereunder.

          Shelf Effectiveness Date:  See Section 3.
          ------------------------

          Shelf Effectiveness Period:  See Section 3.
          --------------------------

          Shelf Filing Date:  See Section 3.
          -----------------

          Shelf Notice:  See Section 3.
          ------------

          Shelf Registration:  The Initial Shelf Registration and any Subsequent
          ------------------
Shelf Registration as such terms are defined in Section 3.

          Subsequent Shelf Registration:  See Section 3.
          -----------------------------

          TIA:  The Trust Indenture Act of 1939, as amended.
          ---

          Trustee:  The trustee under the Indenture and, if existent, the
          -------
trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

          Underwritten registration or underwritten offering:  A registration in
          --------------------------------------------------
which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.   Exchange Offer
     --------------

          (a) The Issuers agree to prepare and, to the extent not prohibited by law or applicable SEC policy, file with the SEC on or prior to the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes, other than the Private Exchange Notes, if any, for a like aggregate principal amount of the Exchange Notes. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable federal and state securities laws and state gaming regulations, including, but not limited to, the tender offer rules and regulations under the Exchange Act.

          The Issuers agree to use their best efforts to (i) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (ii) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that the Prospectus is first sent or given to Holders; and (iii) consummate the Exchange Offer on or prior to the 30th Business Day following the date on which the Exchange Registration Statement is declared effective. No securities other than the Registrable Notes shall be included in the Exchange Registration Statement.

          (b)  In connection with the Exchange Offer, the Issuers shall:


          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iii) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open.

          (c) As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

          (i) accept for exchange all Registrable Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

          (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

          (d) Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, and (iii) such Holder is not an Affiliate of the Issuers.

          (e) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status (under the Securities Act) of any Broker-Dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such Broker-Dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also, to the extent permitted by applicable SEC policies, allow the use of the Prospectus included in the Exchange Registration Statement by all Persons subject to the prospectus delivery requirements of the Securities Act, including, but not limited to, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

          The Issuers shall use their best efforts (i) to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes, provided that such period shall not exceed 180 days (or such
                --------
longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

          (f) If, immediately prior to the commencement or consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status as an unsold allotment in the initial distribution, the Issuers, upon the request of the Initial Purchasers and simultaneously with delivery of the Exchange Notes upon consummation of the Exchange Offer, shall issue and deliver to the Initial Purchasers, in exchange (the "Private Exchange") for such Notes held by the Initial Purchasers, a like principal amount of debt securities of the Issuers that are issued pursuant to the same indenture as the Exchange Notes and are identical to the Exchange Notes, except for the existence of restrictions on transfer thereof under the Securities Act and the securities laws of the several states of the United States (the "Private Exchange Notes"). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

          (g) Interest plus Liquidated Damages, if any, on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment date on which interest plus Liquidated Damages, if any, was paid by the Issuers on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue.

          (h) The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

3.   Shelf Registration
     ------------------

          If (i) the Issuers are not required to file an Exchange Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, or (ii) any Holder of Registrable Notes notifies (a "Shelf Notice") the Issuers in writing on or prior to the 20th Business Day following consummation of the Exchange Offer (A) that based upon the advice of counsel such Holder is prohibited by applicable law or SEC policy from participating in the

Exchange Offer, or (B) that based upon the advice of counsel such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a Prospectus and that the Prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Registrable Notes acquired directly from the Issuers or one of their Affiliates, then:

          (a)  Initial Shelf Registration.  The Issuers shall promptly prepare
               --------------------------
     and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all such Registrable Notes of each Holder who supplied information as required pursuant this
     Section 3 (the "Initial Shelf Registration"). The Issuers shall (i) file with the SEC the Initial Shelf Registration on or prior to the earliest to occur of the following (the date of such occurrence being referred to herein as the "Shelf Filing Date"): (A) the 60th day after the date on which the Issuers reasonably determine that they are not required to file the Exchange Registration Statement in accordance with this Agreement, (B) the 60th day after the date on which the Issuers receive a Shelf Notice and
     (C) the 120th day after the Closing Date, and (ii) use their best efforts to cause such Initial Shelf Registration Statement to be declared effective by the SEC on or before the 30th day after the Shelf Filing Date (the "Shelf Effectiveness Date") and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 36 months from the Shelf Effectiveness Date (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Shelf Effectiveness Period"), or such shorter period ending when (1) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (2) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act or (3) during any period in which all Registrable Notes may be sold pursuant to Rule 144(k) under the Securities Act.

          The Initial Shelf Registration shall be on the appropriate form permitting registration of such Registrable Notes for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration.

          No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration pursuant to this

     Agreement unless and until such Holder furnishes to the Issuers, in writing, within 20 Business Days after receipt of a request therefor (which request shall be given by the Issuers at the earliest practicable time), such information as the Issuers may reasonably request for use in connection with any Shelf Registration or Prospectus or preliminary prospectus included therein. No Holder of Registrable Notes shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

          (b)  Subsequent Shelf Registrations.  If the Initial Shelf
               ------------------------------
Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Registration Statement continuously effective for a period equal to the number of days in the Shelf Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.

          (c)  Supplements and Amendments.  The Issuers shall promptly
               --------------------------
supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

4.   Liquidated Damages
     ------------------

          (a) The Issuers and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that ascertaining the extent of such damages with precision would not be feasible. Accordingly, the Issuers jointly and severally agree to pay liquidated damages in the form of additional interest on the Notes, Exchange Notes and Private Exchange Notes held by each Holder ("Liquidated Damages"), if:

          (i) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the date specified for such filing in this Agreement,

          (ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"),

          (iii) the Exchange Offer has not been consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Registration Statement, or

          (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement, or by a Subsequent Shelf Registration, as the case may be, that cures such failure and that is itself immediately declared effective;

(each such event in clauses (i) through (iv) above being referred to herein as a "Registration Default"). Such additional interest comprising Liquidated Damages shall be an amount equal to (A) with respect to the first 90-day period immediately following the occurrence of a Registration Default, $.05 per week per $1,000 principal amount of the Notes, Exchange Notes and Private Exchange Notes held by such Holder for each week or portion thereof that any Registration Default continues, plus (B) an additional $.05 per week per $1,000 in principal
                   ----
amount of the Notes, Exchange Notes and Private Exchange Notes with respect to each 90-day period subsequent to the first 90-day period, until all Registration Defaults have been cured, up to an amount equal to $.40 per week per $1,000 principal amount of the Notes, Exchange Notes and Private Exchange Notes of such Holder.

          (b) The Issuers shall notify the Trustee within one Business Day after each and every date on which a Registration Default occurs. All accrued Liquidated Damages shall be paid by the Issuers on or before each applicable semi-annual interest payment date to Holders of record of the Notes, Exchange Notes and Private Exchange Notes in the same manner as interest is payable pursuant to the terms of the Indenture or the indenture provided for in Section 2(h) hereof. Each obligation to pay Liquidated Damages shall be deemed to accrue beginning on the day of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease until the next Registration Default, if any.

5.   Registration Procedures
     -----------------------

     In connection with the registration of any Registrable Notes pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of such Registrable Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers shall:

          (a) Prepare and file with the SEC on or prior to the Filing Date or Shelf Filing Date, as applicable, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that, if (i) such filing is pursuant
                                   --------
     to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested, furnish to and afford the Holders of the Registrable Notes and each such Participating Broker-Dealer (the "Selling Holders"), as the case may be, covered by such Registration Statement, one special counsel for the Selling Holders (the "Holders Counsel") and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 Business Days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, the Holders Counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Shelf Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the

     Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period if either of them voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Private Exchange Notes not being able to sell such Registrable Notes or such Private Exchange Notes during that period unless such action is required by applicable law.

          (c)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, in either case of (i) or (ii) notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the Holders Counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (C) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct, (D) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (F) of the Issuers' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, in either case of (i) or (ii) use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement, provided that the Issuers shall not be required to take actions that in the opinion of counsel for the Issuers are in violation of applicable law.

          (f)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period in either case of (i) or (ii), furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to the Holders Counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, in either case of (i) or (ii) deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request, and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or by each such Participating Broker-Dealer, as the case may be, and the underwriters or agents (if any), and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating

     Broker-Dealer, or the managing underwriters reasonably request in writing as are reasonably necessary to permit the offer and sale of such Notes in such jurisdictions, provided that where Exchange Notes held by
                         --------
     Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement, provided that neither of the
                                               --------
     Issuers shall be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

          (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

          (j) Use their best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities, including without limitation any applicable gaming regulators, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, in either case of (i) or (ii), upon the occurrence of any event contemplated by clauses (E) or (F) of Section 5(c) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer; any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Use their best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriters, if any.

          (m) Prior to the effective date under the Securities Act of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with printed certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

          (n) In the event of an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (o)  If (i) a Shelf Registration is filed pursuant to Section 3, or
     (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, in either case of (i) or (ii), make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent organizational documents and properties of the Issuers and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuers determine, in good faith, to be confidential and any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) based upon the advice of counsel the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (C) the information in such Records has been made generally available to the public other than as a result of disclosure or failure to safeguard by such Inspector. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such information is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Issuers' expense.

          (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(h) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (q) Comply with all applicable rules and regulations of the SEC and make generally available to their security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) each of the Issuers has duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the related indenture, (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, and related indenture constitute a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its respective terms (with customary exceptions) and (iii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, are entitled to the benefits the Indenture or the indenture provided for Section 2(h) hereof.

          (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (u) Use their best efforts to take all other steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

          The Issuers may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers may, from time to time, reasonably request including, without limitation, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Registration Statement or Shelf Registration, as applicable) stating that (A) it is not an Affiliate of the Issuers, (B) the amount of Registrable Notes held by such Holder prior to the Exchange Offer, (C) the amount of Registrable Notes owned by such Holder to be exchanged in the Exchange Offer and representing that such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued and (D) it is acquiring the Exchange Notes in its ordinary course of business. The Issuers may exclude from such registration the Registrable Notes of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within 20 Business Days after receiving such request. Each Seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers not materially misleading.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in clauses (B), (D), (E) or (F) or Section 5(c) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, and dissemination of such Prospectus until such Holder's or Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers shall give any such notice, each of the Shelf Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or
(ii) the Advice.

6.   Registration Expenses
     ---------------------

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of their counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or Notes, as the case may be), (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements for the Issuers and reasonable fees and disbursements of the Holders Counsel (subject to the provisions of Section 6(b) hereof), (v) fees and all independent certified public accountants referred to in clause (iii) of Section 5(n) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc., (vii) rating agency fees, (viii) Securities Act liability insurance, if the Issuers desire such insurance, (ix) fees and expenses of all other Persons retained by the Issuers, (x) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (b) In connection with any Shelf Registration hereunder, the Issuers shall reimburse the Holders of the Registrable Notes being registered in such registration for the reasonable fees and disbursements of one Holders Counsel (in addition to one appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Registration Statement and other out-of-pocket expenses of the Holders of Registrable Notes incurred in connection with the registration of the Registrable Notes.

7.   Indemnification
     ---------------

          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the directors, officers, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (each a "Participant") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that (i) a Participant will not be entitled to any such indemnification hereunder to the extent that such loss, claim, liability, expense or damage arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Issuers by such Participant expressly for inclusion therein and
(ii) the foregoing indemnity with respect to any untrue statement contained or in omission from a preliminary prospectus or prospectus shall not inure to the benefit of any Participant (or any person controlling such Participant), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes which are the subject thereof if it is finally judicially determined that (A) such loss, liability, claim, damage or expense relates solely to such untrue statement of material fact contained in, or such omission of a material fact from, such preliminary prospectus or prospectus and such Participant failed to deliver a copy of the prospectus or any amendment or supplement thereto to such person at or prior to the confirmation of the sale of Notes to such person and (B) the untrue statement or omission of a material fact contained in such preliminary prospectus or prospectus was corrected in the prospectus or any such amendment or supplement.

          (b) Each Participant will indemnify and hold harmless the Issuers, each Person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each member of the board of managers or directors, as applicable, of the Issuers and each officer of the Issuers to the same extent as the foregoing indemnity from the Issuers to each Participant, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Issuers by such Participant expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as applicable, giving rise to such obligations.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Issuers or any Participant, the Issuers and each Participant will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Issuers from Persons other than a Participant, such as Persons who control the Issuers within the meaning of the Securities Act, officers of the Issuers and directors of the Issuers, who also may be liable for contribution) to which the Issuers and each Participant may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and such Participant, on the other, and, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and such Participant, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes (net of discounts but before deducting expenses) received by the issuers and (ii) the total proceeds received by such Participant upon the sale of the Notes giving rise to such indemnification obligation. The relative fault of the Issuers, on the one hand, and of any Participant, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and each Participant agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata
                                                                     --- ----
allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), a Participant shall not be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any Person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and the respective officers, directors, managers, partners, members, employees, representatives and agent of any party to this Agreement will have the same rights to contribution as such party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d).
No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

8.   Rules 144 and 144A
     ------------------

          The Issuers jointly and severally covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder of Registrable Notes or any Participating Broker-Dealer who seeks to sell Exchange Notes, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act.
The Issuers jointly and severally further covenant that they will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Nothing required in this Section 8 shall require the Issuers to register any of their securities under the Exchange Act.

9.   Underwritten Registrations
     --------------------------

          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and reasonably acceptable to the Issuers.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Miscellaneous
     -------------

          (a)  Remedies.  In the event of a breach by the Issuers of any of
               --------
their obligations under this Agreement, each Holder of Registrable Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements.  The Issuers have not, as of the date
               --------------------------
hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered or will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back rights with respect to a Registration Statement to be filed pursuant to the terms of this Agreement.

          (c)  Adjustments Affecting Registrable Notes.  The Issuers shall not,
               ---------------------------------------
directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (d)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may
                             --------
not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e)  Notices.  All notices and other communications (including without
               -------
limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of Registrable Notes, at the most current address given by the Trustee to the Issuers; and

          (ii) if to the Issuers, at:

          Eldorado Resorts LLC
          Eldorado Capital Corp.
          345 North Virginia Street
          Reno, Nevada  89501
          Telecopy No.:  (702) 786-7513
          Attention:  Robert M. Jones

          with copies to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California  90017
          Telecopy No.:  (213) 891-8763
          Attention:  Pamela B. Kelly, Esq.

          and

          McDonald Carano Wilson McCune
            Bergin Frankovich & Hicks LLP
          24 Ridge Street, 4th Floor
          Reno, Nevada 89501
          Telecopy No.:  (702) 786-9532
          Attention:  John Frankovich, Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five Business Days after being deposited in the postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Notes; provided, that, with respect to the indemnity and contribution agreements in Section 7, each Holder of Registrable Notes subsequent to the Initial Purchasers shall be bound by the terms thereof if (i) such Holder elects to include Registrable Notes in a Shelf Registration and (ii) such Holder is advised expressly by the Issuers of the provisions contained in Section 7 and that such Holder's election to include Registrable Notes in a Shelf Registration shall be deemed such Holder's agreement to be bound by such provisions.

          (g)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (j)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k)  Entire Agreement.  This Agreement, together with the Notes, the
               ----------------
Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          (l)  Notes Held by the Issuers or Their Affiliates.  Whenever the
               ---------------------------------------------
consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       ELDORADO RESORTS LLC


                                       By: /s/ Donald L. Carano
                                           -------------------------------
                                           Donald L. Carano
                                           Chief Executive Officer,
                                           President and Presiding
                                           Manager


                                       By: /s/ Raymond J. Poncia, Jr.
                                           -------------------------------
                                           Raymond J. Poncia, Jr.
                                           Representative of Hotel Casino
                                           Management, Inc., Manager

                                       ELDORADO CAPITAL CORP.


                                       By: /s/ Donald L. Carano
                                           -------------------------------
                                           Donald L. Carano
                                           President


                                       By: /s/ Raymond J. Poncia, Jr.
                                           -------------------------------
                                           Raymond J. Poncia, Jr.
                                           Vice President

                                       BEAR, STEARNS & CO. INC.


                                       By: /s/ Paul C. Yates
                                           -------------------------------
                                           Name:  Paul C. Yates
                                           Title: Managing Director

                                       WASSERSTEIN PERELLA SECURITIES, INC.


                                       By: /s/ James C. Kingsbury
                                           -------------------------------
                                           Name:
                                           Title:

                                       BA SECURITIES, INC.


                                       By: /s/ Mark S. Dawley
                                           -------------------------------
                                           Name:  MARK S. DAWLEY
                                           Title  SENIOR MANAGING DIRECTOR